UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010 (November 9, 2010)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices and zip code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 9, 2010, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a Fifth Amendment to its Credit and Security Agreements (the “Fifth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Fifth Amendment provides for the release by Wells Fargo of $5,000,000 in restricted cash collateral upon the Company’s satisfaction of certain conditions.  The restricted cash is to be released in three tranches: an initial release of $2,500,000, a second release of no more than $1,250,000, and a third release of the remaining cash balance.  The Company expects Wells Fargo to release the initial tranche of $2,500,000 immediately and the remaining two tranches in the following two quarters so long as the Company is in compliance with the financial covenants in the Credit and Security Agreements.  The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10	Fifth Amendment to Credit and Security Agreements, dated as of November 9, 2010, by and between CapstoneTurbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: November 12, 2010	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Fifth Amendment to Credit and Security Agreements, dated as of November 9, 2010, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.